Exhibit 99.1

NEWS RELEASE

Visa Inc. Board of Directors Declares Dividend and Approves an Additional Class C Share Release Program

SAN FRANCISCO, CA, January 21, 2010 – Visa Inc. (NYSE:V) announced that its board of directors had declared a quarterly dividend in the aggregate amount of $0.125 per share of class A common stock (determined, in the case of class B and class C common stock, on an as-converted basis) payable on March 2, 2010, to all holders of record of the Company’s class A, class B and class C common stock as of February 12, 2010.

The Company also announced that its board of directors had approved the release of additional class C shares. The number of shares released for any class C shareholder will be the greater of (a) 50% (fifty percent) of the restricted class C shares held by that shareholder as of March 1, 2010, and (b) 5,000 (five thousand) class C shares. Shareholder application will not be required. The shares will automatically become eligible for public sale on March 8, 2010. The remaining restricted class C shares will continue to be subject to the general transfer restrictions that expire on March 25, 2011, under Visa’s certificate of incorporation. Class C shares sold in the public market upon release under this program will automatically convert to class A shares. Approximately 56 million class C shares are expected to be released from transfer restrictions. The release of the class C shares will not increase the number of outstanding shares on an as-converted basis of the Company’s common stock, and there will be no dilutive effect to the outstanding class A common stock share count on an as-converted basis.

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About Visa: Visa Inc. is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks—VisaNet—that is capable of handling more than 10,000 transactions a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank, and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: Pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com

Forward Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These statements can be identified by the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and similar expressions which are intended to identify forward-looking statements.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors, including all the risks discussed in Part 1, Item 1A – “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q or Periodic Report on Form 8-K, if any. You are cautioned not to place undue reliance on such statements, which speak only as of the date of presentation. Unless required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Contacts:

Jack Carsky or Victoria Hyde-Dunn, Investor Relations

Visa Inc.

Tel: +1 415 932 2213

E-mail: ir@visa.com

Will Valentine, Media Relations

Visa Inc.

Tel: +1 415 932 2564

E-mail: globalmedia@visa.com